EXHIBIT 99.1


Central Jersey Bancorp Reports Earnings for the Three Months and Year Ended December 31, 2006
--------------------------------------------------------------------------------

LONG BRANCH, NEW JERSEY, January 25, 2007 (NASDAQ Capital Market: CJBK):

Central Jersey Bancorp, the parent company of Central Jersey Bank, N.A., reported net income of $2.5 million for the year ended December 31, 2006, as compared to $2.6 million for 2005. Basic and diluted earnings per share for the year ended December 31, 2006 were $0.30 and $0.28, respectively, as compared to $0.32 and $0.30, respectively, for the prior year.

For the three months ended December 31, 2006, Central Jersey Bancorp reported net income of $629,000, as compared to $759,000 for the same period in 2005. Basic and diluted earnings per share were $0.08 and $0.07, respectively, for the three months ended December 31, 2006, as compared to $0.09 for both basic and diluted earnings per share for the same prior year period. Per share earnings have been adjusted in all periods to reflect the two-for-one stock split paid on July 1, 2005 and the 5% stock dividend paid on July 1, 2006.

George S. Callas, Chairman of the Board of Directors, and James S. Vaccaro, President and CEO, commented that, "The year 2006, while presenting many economic challenges, was the first full year of a truly integrated banking entity following the August 2005 combination of Allaire Community Bank and Monmouth Community Bank, N.A. In 2006, we were able to successfully create a well recognized and respected brand in Central Jersey Bank, N.A.

By all accounts, in 2007 and beyond we will be faced with the in-force banking industry dynamics of net interest margin compression trends, deposit growth challenges and a major economic engine that is currently stalled - housing. We believe that expense control, as evidenced by our 2006 reduction in operating expenses, the exploration of new non-interest income revenue streams, prudent credit growth and a renewed focus on business deposit relationship products will help offset current trends and challenges which are adversely impacting our industry.

We will continue to uphold our reputation as the community bank of choice by being a preferred solution to the banking needs of the commercial and retail sectors of the communities we serve and remain staunchly committed to delivering value to our shareholders, depositors, borrowers and employees."

Results of Operations

Net interest income was $4.1 million and $17.0 million, respectively, for the three months and year ended December 31, 2006, as compared to $4.4 million and $17.4 million, respectively, for the same prior year periods. Net interest income for the three months and year ended December 31, 2006 was comprised primarily of $5.8 million and $23.2 million, respectively, in interest and fees on loans, $1.3 million and $5.5 million, respectively, in interest on securities, and $453,000 and $804,000, respectively, in other interest income, less interest expense on deposits of $3.2 million and $10.8 million, respectively, interest expense on borrowed funds of $186,000 and $1.3 million, respectively, and interest expense on subordinated debentures of $111,000 and $429,000, respectively.

The primary reason for the decrease in net interest income for the three months and year ended December 31, 2006 and 2005 was due to the cost of deposits and interest-bearing liabilities, which increased to an average cost of 3.02% and 2.77%, respectively, for the three months and year ended December 31, 2006, from an average cost of 2.07% and 1.77%, respectively, for the same periods in 2005. For the three months and year ended December 31, 2006, the average yield on interest-earning assets was 6.36% and 6.30%, respectively, as compared to 6.04% and 5.78%, respectively, for the same periods in 2005. The average net interest margin for the three months and year ended December 31, 2006 was 3.47% and 3.61%, respectively, as compared to 4.01% and 4.03%, respectively, for the same periods in 2005. The margin compression experienced during the three months and year ended December 31, 2006 is reflective of the increase in general interest rates and the competitive deposit pricing environment.

For the three months and year ended December 31, 2006, the provision for loan losses was $35,000 and $500,000, respectively, as compared to $212,000 and $426,000, respectively, for the same prior year periods. The increase in the provision for loan losses for the year ended December 31, 2006 was due primarily to additional loan loss provision related to $409,000 in unsecured loans, which were subsequently charged-off.

Non-interest income, which consists of service charges on deposit accounts, income from bank owned life insurance and fees from the gain on the sale of residential mortgages, was $415,000 and $1.7 million, respectively, for the three months and year ended December 31, 2006, as compared to $470,000 and $1.6 million, respectively, for the same prior year periods.

Non-interest expense was $3.5 million and $14.3 million, respectively, for the three months and year ended December 31, 2006, as compared to $3.5 million and $14.6 million, respectively, for the same prior year periods. Non-interest expense generally includes costs associated with employee salaries and benefits, occupancy expenses, data processing fees, core deposit intangible amortization, and other operating expenses.

Financial Condition

Central Jersey Bancorp's assets, at December 31, 2006, totaled $516.3 million, an increase of $1.7 million, or 0.3%, from the December 31, 2005 total of $514.6 million. The total assets figure of $516.3 million at December 31, 2006, is inclusive of $27.0 million in goodwill and $2.5 million in core deposit intangible, as compared to $27.2 million and $3.1 million, respectively, at December 31, 2005.

Cash and cash equivalents were $37.8 million at December 31, 2006, an increase of approximately $16.6 million, or 78.0%, from the December 31, 2005 total of $21.2 million. The increase is due primarily to the timing of cash flows related to the bank's business activities and lower than anticipated loan growth.

Investments totaled $116.6 million at December 31, 2006, a decrease of $17.1 million, or 12.8%, from the December 31, 2005 total of $133.7 million. This decrease was primarily attributable to principal pay downs on mortgage-backed securities totaling $6.1 million and matured and called investment securities totaling $11.5 million. The proceeds received by Central Jersey Bancorp from these transactions were used to fund loan growth that occurred during the period and pay-down borrowings. Bond anticipation notes totaling $474,000 were purchased during the period.

Loans held for sale at December 31, 2006 totaled $242,000, as compared to $3.1 million at December 31, 2005. The decrease in loans held for sale is due primarily to the timing of loan closings.

Loans, net of the allowance for loan losses, closed the year ended December 31, 2006 at $312.1 million, an increase of $4.9 million, or 1.6%, over the $307.2 million balance at December 31, 2005. The modest increase in loans is due primarily to the origination of commercial real estate loans during the year.

Deposits at December 31, 2006 totaled $427.3 million, an increase of $19.7 million, or 4.8%, over the December 31, 2005 total of $407.6 million. The increase in deposit balances is reflective of the general funding and liquidity challenges prevalent throughout the banking industry.

Other borrowings were $17.1 million at December 31, 2006, as compared to $38.2 million at December 31, 2005, a decrease of $21.1 million, or 55.2%. These borrowings, which are short-term in nature, were reduced during the period due to cash inflows resulting from deposit growth and the principal amortization and maturity of investment securities.

At December 31, 2006, book value per share and tangible book value per share were $7.93 and $4.37, respectively, as compared to $7.53 and $3.85, respectively, at December 31, 2005.

Asset Quality

The allowance for loan losses, which began the year at $3.17 million, or 1.02% of total loans, increased to $3.23 million at December 31, 2006, or 1.02% of total loans. Non-performing loans totaled $91,000 at December 31, 2006, as compared to $79,000 at December 31, 2005. Loan charge-offs during the year ended December 31, 2006 totaled $455,000, as compared to $92,000 for the same prior year period. During the three months ended December 31, 2006, loan charge-offs totaled $409,000, as compared to no loan charge-offs in the same prior year period. The significant increase in both periods is due to the charge-off of $409,000 in unsecured loans during the three months ended December 31, 2006.

About the Company

Central Jersey Bancorp is the holding company and sole shareholder of Central Jersey Bank, N.A., the national banking entity resulting from the August 22, 2005 combination of Monmouth Community Bank, N.A. and Allaire Community Bank. Central Jersey Bank, N.A. provides a full range of banking services to both individual and business customers through fourteen branch facilities located in Monmouth and Ocean Counties, New Jersey. Central Jersey Bancorp is traded on the NASDAQ Capital Market under the trading symbol "CJBK." Central Jersey Bank, N.A. can be accessed through the internet at www.CJBNA.com.
                                        -------------

Forward Looking Statements

Statements about the future expectations of Central Jersey Bancorp and its subsidiary, Central Jersey Bank, N.A., including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Since these statements involve risks and uncertainties and are subject to change at any time, the companies' actual results could differ materially from expected results. Among these risks, trends and uncertainties are the effect of governmental regulation on Central Jersey Bank, N.A., the availability of working capital, the cost of personnel, and the competitive market in which Central Jersey Bank, N.A. competes.

Contacts

James S. Vaccaro, President and CEO, 732-571-1300
Robert S. Vuono, Sr. EVP & COO, 732-292-1600
Anthony Giordano, III, EVP and CFO, 732-923-1115

                           CONSOLIDATED BALANCE SHEETS
               DECEMBER 31, 2006 (UNAUDITED) AND DECEMBER 31, 2005
                             (dollars in thousands)


                                                                December 31,    December 31,
                                                                    2006            2005
                                                                ------------    ------------
ASSETS                                                           (unaudited)
------

Cash and due from banks                                         $     16,162    $     21,228
Federal funds sold                                                    21,634              --
                                                                ------------    ------------
Cash and cash equivalents                                             37,796          21,228
Investment securities available for sale, at market value             95,735         111,175
Investment securities held to maturity (market value of
     $20,454 (unaudited) and $22,058 at December 31, 2006 and
     December 31, 2005, respectively)                                 20,820          22,567
Loans held-for-sale                                                      242           3,127
Loans, net                                                           312,093         307,168
Premises and equipment                                                 5,357           6,006
Bank owned life insurance                                              3,447           3,338
Accrued interest receivable                                            2,613           2,636
Goodwill                                                              26,957          27,229
Core deposit intangible                                                2,478           3,097
Due from broker                                                        3,527              --
Other assets                                                           5,234           6,992
                                                                ------------    ------------

          Total assets                                          $    516,299    $    514,563
                                                                ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
     Non-interest bearing                                       $     83,482    $     91,297
     Interest bearing                                                343,795         316,257
                                                                ------------    ------------
                                                                     427,277         407,554

Other borrowings                                                      17,099          38,191
Subordinated debentures                                                5,155           5,155
Accrued expenses and other liabilities                                 1,273           1,885
                                                                ------------    ------------

          Total liabilities                                          450,804         452,785
                                                                ------------    ------------

Shareholders' equity:
     Common stock, par value $0.01 per share. Authorized
     100,000,000 shares and issued and outstanding
     8,254,553 and 8,169,844 shares at December 31, 2006
     and December 31, 2005, respectively                                  83              82
Additional paid-in capital                                            60,505          59,999
Accumulated other comprehensive loss, net of tax benefit              (1,409)         (2,153)
Retained earnings                                                      6,316           3,850
                                                                ------------    ------------
          Total shareholders' equity                                  65,495          61,778

                                                                ------------    ------------
          Total liabilities and shareholders' equity            $    516,299    $    514,563
                                                                ============    ============

                        CONSOLIDATED STATEMENTS OF INCOME
         FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2006 AND 2005
                (dollars in thousands, except per share amounts)

                                                                  Three months ended            Year ended
                                                                      December 31,              December 31,
                                                                   2006         2005         2006         2005
                                                                ----------   ----------   ----------   ----------
                                                                      (unaudited)               (unaudited)
Interest and dividend income:
     Interest and fees on loans                                 $    5,813   $    5,273   $   23,159   $   18,726
     Interest on securities available for sale                       1,084        1,148        4,465        4,891
     Interest on securities held to maturity                           241          261          991        1,091
     Interest on federal funds sold and due from banks                 453           50          804          239
                                                                ----------   ----------   ----------   ----------
          Total interest and dividend income                         7,591        6,732       29,419       24,947

Interest expense:
     Interest expense on deposits                                    3,156        1,982       10,760        6,615
     Interest expense on other borrowings                              186          211        1,267          340
     Interest expense on subordinated debentures                       111           95          429          547
                                                                ----------   ----------   ----------   ----------
          Total interest expense                                     3,453        2,288       12,456        7,502

                                                                ----------   ----------   ----------   ----------
          Net interest income                                        4,138        4,444       16,963       17,445
                                                                ----------   ----------   ----------   ----------

Provision for loan losses:                                              35          212          500          426
                                                                ----------   ----------   ----------   ----------
          Net interest income after provision for loan losses        4,103        4,232       16,463       17,019
                                                                ----------   ----------   ----------   ----------

Other income:
     Service charges on deposit accounts                               364          332        1,412        1,401
     Gain on sale of loans held-for-sale                                24          105          213          105
     Income on bank owned life insurance                                27           28          109          112
     Other service charges, commissions and fees                        --            5            6            6
                                                                ----------   ----------   ----------   ----------
          Total other income                                           415          470        1,740        1,624
                                                                ----------   ----------   ----------   ----------

Operating expenses:
     Salaries and employee benefits                                  1,782        1,832        7,345        7,287
     Net occupancy expenses                                            420          379        1,687        1,718
     Data processing fees                                              205          208          809          937
     Core deposit intangible amortization                              155          172          619          688
     Other operating expenses                                          965          942        3,849        3,920
                                                                ----------   ----------   ----------   ----------
          Total other expenses                                       3,527        3,533       14,309       14,550
                                                                ----------   ----------   ----------   ----------

Income before provision for income taxes                               991        1,169        3,894        4,093

Income taxes                                                           362          410        1,428        1,461
                                                                ----------   ----------   ----------   ----------

     Net income                                                 $      629   $      759   $    2,466   $    2,632
                                                                ==========   ==========   ==========   ==========

Basic earnings per share                                        $      .08   $      .09   $      .30   $      .32
                                                                ==========   ==========   ==========   ==========
Diluted earnings per share                                      $      .07   $      .09   $      .28   $      .30
                                                                ==========   ==========   ==========   ==========

Average basic shares outstanding                                 8,254,553    8,168,445    8,242,988    8,142,912
                                                                ==========   ==========   ==========   ==========
Average diluted shares outstanding                               8,695,888    8,864,428    8,720,408    8,909,813
                                                                ==========   ==========   ==========   ==========

--------------------------------------------------------------------------------------------
   Performance Ratios (unaudited)          Three Months Ended              Year Ended
      (dollars in thousands)                  December 31,                 December 31,
--------------------------------------------------------------------------------------------
             Ratio                         2006           2005          2006         2005
--------------------------------------------------------------------------------------------
Return on average assets                     0.48%         0.60%         0.48%         0.54%
Return on average tangible assets            0.51%         0.64%         0.51%         0.58%
Return on average equity                     3.84%         4.87%         3.88%         4.31%
Return on average tangible equity            7.04%         9.48%         7.32%         8.51%
Efficiency ratio                             77.5%         71.9%         76.5%         76.3%
Efficiency ratio (less core deposit
intangible amortization expense)             74.1%         68.4%         73.2%         72.7%
Operating expense ratio                      2.68%         2.79%         2.78%         2.98%
Net interest margin                          3.47%         4.01%         3.61%         4.03%

        Ratio Calculations
Efficiency ratio:
     Net interest income                $   4,138     $   4,444     $  16,963     $  17,445
     Non-interest income                      415           470         1,740         1,624
          Total revenue                     4,553         4,914        18,703        19,069
     Non-interest expense               $   3,527     $   3,533     $  14,309     $  14,550
Ratio                                        77.5%         71.9%         76.5%         76.3%

Efficiency ratio (less core deposit
intangible amortization expense):
     Net interest income                $   4,138     $   4,444     $  16,963     $  17,445
     Non-interest income                      415           470         1,740         1,624
          Total revenue                     4,553         4,914        18,703        19,069
     Non-interest expense                   3,527         3,533        14,309        14,550
     Less: Core deposit amortization
     expense                                 (155)         (172)         (619)         (688)
     Non-interest expense (less core
     deposit intangible  amortization
     expense)                           $   3,372     $   3,361     $  13,690     $  13,862
Ratio                                        74.1%         68.4%         73.2%         72.7%

Operating expense ratio:
     Average assets                     $ 521,200     $ 502,535     $ 514,577     $ 487,512
     Non-interest expense               $   3,527     $   3,533     $  14,309     $  14,550
Ratio                                        2.68%         2.79%         2.78%         2.98%

--------------------------------------------------------------------------------------------